EXHIBIT 10.1
                                                                    ------------



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  IVOICE, INC.

         THOMAS PHARMACEUTICALS, LTD. (F/K/A IVOICE ACQUISITION CORP.).,

                          THOMAS PHARMACEUTICALS LTD.,

                             FARRIS M. THOMAS, JR.,

                                  JOHN E. LUCAS

                 AND EACH OF THE OTHER SHAREHOLDERS NAMED HEREIN








                           Dated as of January 6, 2006





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                                TABLE OF CONTENTS
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
                                                                                             Page
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
ARTICLE I         THE MERGER...................................................................2

   SECTION 1.01.  The Merger...................................................................2
   SECTION 1.02.  Effective Time...............................................................2
   SECTION 1.03.  Effect of the Merger.........................................................2
   SECTION 1.04.  Certificate of Incorporation; By-laws........................................2
   SECTION 1.05.  Directors and Officers.......................................................2
   SECTION 1.06.  Conversion of Shares.........................................................2
   SECTION 1.07.  Delivery by Shareholders of the Shares at Closing............................2
   SECTION 1.08.  No Further Ownership Rights in Company Common Stock..........................2
   SECTION 1.09.  Taking of Necessary Action; Further Action...................................2
   SECTION 1.10.  Material Adverse Effect......................................................2

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY...........2

   SECTION 2.01.  Organization and Qualification; Subsidiaries.................................2
   SECTION 2.02.  Certificate of Incorporation and By-laws.....................................2
   SECTION 2.03.  Capitalization...............................................................2
   SECTION 2.04.  Authority Relative to This Agreement.........................................2
   SECTION 2.05.  Material Contracts; No Conflict; Required Filings and Consents...............2
   SECTION 2.06.  Compliance; Permits..........................................................2
   SECTION 2.07.  Financial Statements.........................................................2
   SECTION 2.08.  Absence of Certain Changes or Events; Company Actions........................2
   SECTION 2.09.  No Undisclosed Liabilities...................................................2
   SECTION 2.10.  Absence of Litigation........................................................2
   SECTION 2.11.  Employee Benefit Plans; Employment Agreements................................2
   SECTION 2.12.  Employment and Labor Matters.................................................2
   SECTION 2.13.  Restrictions on Business Activities..........................................2
   SECTION 2.14.  Title to Property............................................................2
   SECTION 2.15.  Taxes........................................................................2
   SECTION 2.16.  Environmental Matters........................................................2
   SECTION 2.17.  Brokers......................................................................2
   SECTION 2.18.  Intellectual Property........................................................2
   SECTION 2.19.  Certain Business Practices...................................................2
   SECTION 2.20.  No Bankruptcy................................................................2
   SECTION 2.21.  Title to Properties; Absence of Encumbrances.................................2
   SECTION 2.22.  Real and Personal Property...................................................2
   SECTION 2.23.  Transactions with Affiliates; Management Relationships.......................2
   SECTION 2.24.  Insurance....................................................................2
   SECTION 2.25.  Books and Records............................................................2
   SECTION 2.26.  Accounts Receivable..........................................................2
   SECTION 2.27.  Customers and Suppliers......................................................2
   SECTION 2.28.  Employee Conflicts...........................................................2
   SECTION 2.29.  Bank Accounts................................................................2
   SECTION 2.30.  No Required Disclosure.......................................................2
   SECTION 2.31.  Internal Controls............................................................2
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                                TABLE OF CONTENTS
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                                   (continued)

   SECTION 2.32.  Inventory....................................................................2
   SECTION 2.33.  Product Liability............................................................2
   SECTION 2.34.  True and Complete............................................................2

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................2

   SECTION 3.01.  Organization and Qualification; Subsidiaries.................................2
   SECTION 3.02.  Authority Relative to This Agreement.........................................2
   SECTION 3.03.  No Conflict..................................................................2
   SECTION 3.04.  Authorization and Validity; Issuance of Shares...............................2
   SECTION 3.05.  Absence of Litigation........................................................2
   SECTION 3.06.  Ownership of Merger Sub......................................................2
   SECTION 3.07.  Ownership of Shares..........................................................2

ARTICLE IV        SHAREHOLDER REPRESENTATIVE...................................................2

   SECTION 4.01.  Appointment..................................................................2
   SECTION 4.02.  Authorization................................................................2

ARTICLE V         ADDITIONAL AGREEMENTS........................................................2

   SECTION 5.01.  Public Announcements.........................................................2
   SECTION 5.02.  Conveyance Taxes.............................................................2
   SECTION 5.03.  Takeover Statutes............................................................2
   SECTION 5.04.  Common Stock and Securities Matters..........................................2

ARTICLE VI        CONDITIONS TO THE MERGER.....................................................2

   SECTION 6.01.  Conditions to Obligation of Each Party to Effect the Merger..................2
   SECTION 6.02.  Additional Conditions to Obligations of Parent and Merger Sub................2
   SECTION 6.03.  Additional Conditions to Obligation of the Company...........................2

ARTICLE VII       INDEMNIFICATION..............................................................2

   SECTION 7.01.  Survival of Representations and Warranties...................................2
   SECTION 7.02.  Indemnification by the Shareholders and the Company..........................2
   SECTION 7.03.  Indemnification by Parent and Merger Sub.....................................2
   SECTION 7.04.  Procedure of Indemnification.................................................2

ARTICLE VIII      GENERAL PROVISIONS...........................................................2

   SECTION 8.01.  Effectiveness of Representations, Warranties and Agreements..................2
   SECTION 8.02.  Notices......................................................................2
   SECTION 8.03.  Certain Definitions..........................................................2
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                                   (continued)
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
   SECTION 8.04.  Amendment....................................................................2
   SECTION 8.05.  Waiver.......................................................................2
   SECTION 8.06.  Headings.....................................................................2
   SECTION 8.07.  Severability.................................................................2
   SECTION 8.08.  Entire Agreement.............................................................2
   SECTION 8.09.  Assignment...................................................................2
   SECTION 8.10.  Parties in Interest..........................................................2
   SECTION 8.11.  Failure or Indulgence Not Waiver; Remedies Cumulative........................2
   SECTION 8.12.  Governing Law; Jurisdiction..................................................2
   SECTION 8.13.  Counterparts.................................................................2
   SECTION 8.14.  WAIVER OF JURY TRIAL.........................................................2
   SECTION 8.15.  Performance of Obligations...................................................2
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                                TABLE OF CONTENTS
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                                   (continued)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of January 6, 2006
(this "Agreement"), among iVoice, Inc., a New Jersey corporation ("Parent"),
Thomas Pharmaceuticals, Ltd. (f/k/a iVoice Acquisition Corp.), a New Jersey corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), Thomas Pharmaceuticals Ltd., a New York corporation (the "Company"), Farris M.
Thomas, Jr., a natural person residing at 320 West 22nd Street, New York, New
York, 10011 ("Thomas"), John E. Lucas, a natural person residing at 1255 North
Gulfstream Avenue, Apartment 703, Sarasota, Florida, 34236 ("Lucas", and together with Thomas, the "Major Shareholders"), Richard C. Brogle, a natural person residing at 8 Kenneth Lane, Upper Montclair, New Jersey, 07043, Nina
Schwalbe, a natural person residing at 55 White Street, New York, New York,
10013, John H. Kirkwood, a natural person residing at 2030 Union Street, San
Francisco, California, 94123, and Maureen Gillespie, a natural person residing at 32 West 31st Street, Studio 7, New York, New York, 10001 (Richard C. Brogle,
Nina Schwalbe, John Kirkwood, Maureen Gillespie, Thomas and Lucas are each individually referred to herein as "Shareholder" and collectively as the "Shareholders").

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the
Company have each determined that it is advisable and in the best interests of their respective stockholders, and consistent with and in furtherance of their respective business strategies and goals, and the Shareholders and Parent, as the sole stockholder of Merger Sub, have determined it to be in their respective interests for (i) the Company to merge with and into the Merger Sub upon the terms and subject to the conditions set forth herein (the "Merger"), (ii) Parent to purchase three hundred twenty five (325) shares of Series B Preferred Stock, no par value (the "Series B Preferred Stock"), of the Merger Sub for an aggregate of Three Hundred Twenty Five Thousand Dollars ($325,000) and for
Parent to purchase a Convertible Debenture of the Surviving Corporation in the form attached hereto as Exhibit A (the "Debenture") with a principal amount of Three Hundred Sixty Thousand Dollars ($360,000), in each case, immediately prior to the Merger, (iii) the Shares (as defined herein) to be converted into Series
A Preferred Stock (as defined herein) in the Merger, (iv) the Major Shareholders to execute and deliver to the Surviving Corporation each of the Employment
Agreements and all of the Shareholders to execute and deliver the Shareholders'
Agreement (as each is defined herein, and collectively, with the Debenture, this Agreement, the Registration Rights Agreement, the Administrative Services
Agreement, the Security Agreement, the Escrow Agreement, the Administrative
Services Debenture, the Shareholders' Agreement (the "Transaction Documents") and (v) the Shareholders, Parent, Merger Sub and the Company consummate each of the other transaction described herein, as applicable;

                  WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company and the Shareholders and Parent have each approved the merger (the "Merger") of the Company with and into the Merger Sub in accordance with the applicable provisions of the New Jersey
Business Corporations Act (the "BCA") and the Business Corporation Law of the
State of New York (the "BCL") and upon the terms and subject to the conditions set forth herein; and


                  WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), shall be converted into the right to receive one share of Series A Preferred Stock of the Surviving Corporation, no par value per share (the "Series A Preferred Stock"), per share, deliverable to the holders thereof, upon the terms and subject to the conditions set forth herein (the "Merger Consideration");

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, the Shareholders and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

                  SECTION 1.01. The Merger. (a) At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement, and the BCA and BCL, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation under the name "Thomas Pharmaceuticals, Inc.". Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  SECTION 1.02. Effective Time. Concurrently with the execution of this Agreement, a closing (the "Closing") shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York, 10036, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI. At the Closing, the parties hereto shall cause the Merger to be consummated by filing certificates of merger as contemplated by the BCA and BCL (the "Certificates of Merger"), together with any required related certificates, with the Secretary of State of the State of New York and the Secretary of State of the State of New Jersey, in such form as is required by, and executed in accordance with, the relevant provisions of the BCA and BCL, as applicable. The Merger shall become effective as of the date and at the time of such filing, or at such later date and time as may be agreed to by each of the parties hereto in writing (which will be as soon as reasonably practicable), specified in the Certificate of Merger filed with the Secretary of State of the State of New Jersey (the "Closing Date" and the "Effective Time," respectively).

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the BCA and BCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation; By-laws.

                  (a) Certificate of Incorporation. Subject to the provisions of
Section 5.05(a) at the Effective Time the Certificate of Incorporation (including the Certificates of Designation for the Series A Preferred Stock and the Series B Preferred Stock) in the form attached as Exhibit B hereto, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the BCA and such Certificate of Incorporation; provided, however, that the parties hereto hereby agree to use their commercially reasonable efforts to promptly amend the Certificate of Incorporation of the Surviving Corporation to provide for two classes of Common Stock, consisting of Class A Common Stock and Class B Common Stock, with 10,000,000,000 authorized shares of Class A Common Stock and 50,000 authorized shares of Class B Common Stock.

                  (b) By-laws. Subject to the provisions of Section 5.05(a), at the Effective Time the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the BCA, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

                  SECTION 1.05. Directors and Officers. The initial directors of the Surviving Corporation, immediately effective upon the Merger, shall be Jerome Mahoney, Frank Esser and Lucas, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation, the Certificate of Designation for the Series A Preferred Stock and Bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be Lucas as Chief Executive Officer and Thomas as President, the initial officers of the Surviving Corporation, until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Employment Agreement between Thomas and the Surviving Corporation, to be dated as of the Effective Date and in the form attached as Exhibit C to this Agreement (the "Thomas Employment Agreement") or the Employment Agreement between Lucas and the Surviving Corporation, to be dated as of the Effective Date and in the form attached as Exhibit D to this Agreement (the "Lucas Employment Agreement" and together with the Thomas Employment Agreement, the "Employment Agreements"), as applicable, the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                  SECTION 1.06. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the securities specified below:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Series A Preferred Stock, deliverable to the holder thereof upon surrender of the certificate representing such Share in accordance with Section 1.07 hereof. From and after the Effective Time, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

No other shares of Series A Preferred Stock shall be issued or outstanding as of the Effective Time.

                  (b) Each issued and outstanding share of Common Stock of Merger Sub, no par value per share (the "Merger Sub Common Stock"), shall, at the Effective Time, constitute one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation (the "Surviving Company Common Stock"). Immediately prior to the Effective Time, Parent will hold 100% of the Merger Sub Common Stock. No other shares of Surviving Company Common Stock shall be issued in connection with the Merger.

                  (c) Each issued and outstanding share of Series B Preferred Stock of Merger Sub of Merger Sub, no par value per share (the "Merger Sub Series B Preferred Stock"), shall, at the Effective Time, constitute one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation (the "Surviving Company Series B Preferred Stock"). Immediately prior to the Effective Time, Parent will hold 100% of the Merger Sub Series B Preferred Stock. No other shares of Surviving Company Series B Preferred Stock shall be issued in connection with the Merger, although other shares of Surviving Company Series B Preferred Stock shall be issued pursuant to this Agreement and such further issuances are hereby irrevocably consented to by Parent and each Shareholder, which consent need not be effected by any future act by Parent or such Shareholders.

                  SECTION 1.07. Delivery by Shareholders of the Shares at
Closing.

                  (a) On the Closing Date, the Shareholders (in the numbers set out below) will surrender certificates representing all of their respective Shares to the Surviving Corporation. Such Shares represent all of the issued and outstanding shares of capital stock of the Company. The Shares are allocated among the Shareholders in the following fashion:

                   Name                                    No. of Shares

                   Farris M. Thomas, Jr.                         381,568

                   John Lucas                                    104,850

                   Richard C. Brogle                               1,000

                   Nina Schwalbe                                   1,000

                   John Kirkwood                                  11,082

                   Maureen Gillespie                                 500

                  Immediately following the Effective Time, upon receipt of the certificates representing the Shares, the Surviving Corporation shall issue to the holders of such surrendered certificates new certificates of the Surviving Corporation evidencing an equivalent number of shares of Series A Preferred Stock.

                  SECTION 1.08. No Further Ownership Rights in Company Common Stock. The 500,000 shares of Series A Preferred Stock to be delivered in the aggregate upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time.

                  SECTION 1.09. Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful actions in connection with the Closing as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible, upon the terms and subject to the conditions hereof. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                  SECTION 1.10. Material Adverse Effect.

                  (a) When used in connection with the Company or Merger Sub, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, prospects or results of operations, taken as a whole, of the Company or Parent, as the case may be.

                  (b) The failure of a representation or warranty to be true and correct, either individually or together with the failure of other representations or warranties to be true and correct, or the failure to perform an obligation, agreement or covenant shall be deemed to have a Material Adverse Effect if (x) the business, assets (including intangible assets), financial condition, or results of operations, of the Company or Merger Sub, as the case may be, are or are reasonably likely to be materially worse than if such representation or warranty had been true and correct or such obligation, agreement or covenant had been performed, (y) in the case of the Company, such representation or warranty materially misstates the capitalization of the Company or the capitalization of its subsidiaries taken as a whole or (z) the failure of such representation or warranty to be true and correct or the failure to perform such obligation, agreement or covenant materially and adversely affects the ability of the Company or Merger Sub, as the case may be, to consummate the transactions substantially as contemplated by this Agreement.

                                   ARTICLE II

       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANY

                  The Company and the Major Shareholders hereby represent and warrant to Parent and Merger Sub, on a joint and several basis, as follows:

                  SECTION 2.01. Organization and Qualification; Subsidiaries. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted or is proposed to be conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. The Company does not have any subsidiaries. The Company does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  SECTION 2.02. Certificate of Incorporation and By-laws. The Company has heretofore made available to Parent and Merger Sub complete and correct copies of its Certificate of Incorporation and By-laws, each as amended to date (the "Company Charter Documents"). All such Company Charter Documents are in full force and effect. The Company is not in violation of any provision of any Company Charter Document.

                  SECTION 2.03. Capitalization. The authorized capital stock of the Company consists of 2,000,000 shares of Company Common Stock. As of the date hereof and the Closing Date, (i) 500,000 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) no shares of Company Common Stock were held in treasury. Except for the 500,000 shares held by the Shareholders as listed in Section 1.07(a) of this Agreement, no other shares of capital stock of the Company, or rights to acquire such shares, are outstanding as of the Effective Time. There are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company relating to the issued or unissued capital stock of, or other equity interests in, the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no obligations, contingent or otherwise, of the Company to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. All of the outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares, or other equity interests, are owned by the Shareholders as listed in Section 1.07(a) of this Agreement, free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature whatsoever ("Liens"), including, without limitation, any limitations in the Company's voting rights.

                  SECTION 2.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, including the approval of the Merger and the adoption of this Agreement by the Company's shareholders in accordance with the BCA and BCL and the filing and recording of appropriate merger documents consistent with this Agreement as required by the BCA and BCL). As of the date hereof, the Board of Directors of the Company has declared that it is advisable and in the best interests of the Company's shareholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and the Shareholders of this Agreement, constitutes a legal, valid and binding obligation of the Company and Shareholders.

                  SECTION 2.05. Material Contracts; No Conflict; Required Filings and Consents.

                  (a) Section 2.05 of the Company Disclosure Schedule sets forth a complete and accurate list of each contract to which the Company is a party, or by which the Company or any of its assets are bound, of the type described below (collectively, "Material Contracts"), and the Company has delivered to Parent or made available to Parent for its review true and complete copies of or, if such contracts are oral, complete and accurate descriptions of the terms of: (i) each contract that involves the performance of services or the delivery of goods or materials by Company of an amount or value in excess of Five Thousand Dollars ($5,000); (ii) each contract that involves the performance of services or the delivery of goods or materials to Company of an amount or value in excess of Five Thousand Dollars ($5,000); (iii) each contract that was not entered into in the ordinary course of business and that involves expenditures or receipts of Company in excess of Five Thousand Dollars ($5,000); (iv) each licensing agreement (whether as licensor or licensee) or other contract relating to any Intellectual Property (as defined herein) owned, licensed or used by Company of an amount or value in excess of Five Thousand Dollars ($5,000); (v) each lease of real property; (vi) each contract relating to the lending or borrowing of money, including loan agreements, guarantees of obligations of affiliates and other persons, performance bonds, letters of credit, and similar instruments or arrangements, and any security agreement, factoring agreement or other agreement pursuant to which any Lien is created as security for the obligations with respect to any such borrowed money; (vii) each contract with any supplier, distributor, sales representative, dealer or OEM of an amount or value in excess of Five Thousand Dollars ($5,000); (viii) each contract with or for the benefit of any current or former officer or director, holder of any security, employee or consultant of the Company under which the Company has any obligations as of the date hereof and that (A) involves the making of any payments of an amount in excess of Five Thousand Dollars ($5,000), (B) contains non-competition provisions imposing restrictions on the Company or a senior executive officer or key employee of the Company, or (C) involves any severance or termination payments or other similar obligation; (ix) any contract with any labor union or association representing any employee of the Company; (x) any contract relating to the acquisition by the Company of any operating business or the capital stock of any other Person; (xi) any contract requiring the payment to any Person of a brokerage or sale commission or a finder's or referral fee; (xii) any lease, sublease or other agreement under which the Company is lessor or lessee of any equipment or other tangible property; (xiii) any contract with a change of control provision or otherwise requiring any consent, approval, waiver or other action by any person in connection with the Merger;
(xiv) any contract between or among the Company and any Shareholder or any affiliate of any Shareholder and (xv) all other contracts, agreements, commitments or other understandings or arrangements to which the Company is a party or by which it or any of its properties or assets are bound or affected.

                  (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not
(i) conflict with or violate the Company's Charter Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company pursuant to any Material Contract.

                  (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States or foreign governmental or regulatory authority (each, a "Governmental Authority") on the part of the Company or any Shareholder.

                  SECTION 2.06. Compliance; Permits.

                  (a) The Company is not, nor has it at any time been in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which any of its properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The Company holds all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company, as it is now being conducted (collectively, the "Company Permits"). The Company is in compliance with the terms of the Company Permits.

                  SECTION 2.07. Financial Statements. Attached as Section 2.07 of the Company Disclosure Schedule are (i) the unaudited consolidated balance sheet of the Company as of November 30, 2005 (the "Balance Sheet"), (ii) the unaudited consolidated balance sheets of the Company as of December 31, 2004 and
(iii) and the related consolidated statements of profit and loss from inception through (July 24, 2004) through December 31, 2004, as compiled by the Company's independent public accountants (collectively, the "Financial Statements"). Each of the Financial Statements (including, in each case, the related notes thereto) was prepared in accordance with the books and records of the Company and in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly presents in all material respects the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of its operations for the periods indicated consistent with the books and records of the Company, except that Financial Statements are subject to normal and recurring year-end adjustments which will not be material in amount and such Financial Statements may not contain all notes required by GAAP.

                  SECTION 2.08. Absence of Certain Changes or Events; Company Actions.

                  (a) Since the date of the Balance Sheet, the Company has conducted its business in the ordinary course consistent with past practice and there has not been: (i) any change, effect or circumstance constituting, individually or in the aggregate, a Material Adverse Effect; (ii) any damage to, destruction or loss of any material assets of the Company (whether or not covered by insurance); (iii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable, other than, in each case, in the ordinary course of business; (iv) any transaction, commitment, contract or agreement entered into by the Company, or any relinquishment by the Company of any contract or other right, in any case having a value of or involving aggregate payments or value in excess of $5,000 other than in the ordinary course of business; or (v) any material adverse change in any customer, supplier, licensee or licensor relationship, including any cancellation, termination or adverse modification or, to the knowledge of the Company, threatened cancellation, termination or adverse modification of any such relationship. Furthermore, since the date of the Balance Sheet, the Company has not: (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;
(ii) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice; (iii) discharged or satisfied any material lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business; (iv) declared, set aside or made any payment or distribution of cash (including tax distributions) or other property to any of its respective stockholders with respect to such stockholder's capital stock or otherwise or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities); (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien; (vi) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims; (vii) sold, assigned, transferred, leased, exclusively licensed or otherwise encumbered any Intellectual Property, disclosed any proprietary trade secrets or other confidential information to any Person, or abandoned or permitted to lapse any Intellectual Property; (viii) (A) entered into employment agreements with any employee (other than an agreement terminable without any fiscal liability) or made or granted any bonus or any wage or salary increase to any employee or group of employees other than in the ordinary course of business consistent with past practice, or (B) made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement; (ix) made capital expenditures or commitments therefore other than in the ordinary course of business and in accordance with the Company's existing capital budget; (x) made any loans or advances to, guarantees for the benefit of, or any investments in, any Person other than in the ordinary course of business consistent with past practice; (xi) made any charitable contributions or pledges or made any political contributions; (xii) other than in the ordinary course of business, entered into any agreement or arrangement prohibiting or restricting it from freely engaging or otherwise restricting the conduct of its business consistent with past practice; (xiii) amended its certificate of incorporation, bylaws or similar organizational documents; or (xiv) agreed, whether orally or in writing, to do any of the foregoing.

                  SECTION 2.09. No Undisclosed Liabilities. The Company has no liabilities (absolute, accrued, contingent or otherwise), whether or not required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP, except liabilities (i) provided for in the Balance Sheet, (ii) incurred since the date of the Balance Sheet in the ordinary course of business and consistent with past practice and that would not reasonably be expected to have a Company Material Adverse Effect, (iii) contractual and service obligations arising in the ordinary course of business (other than obligations arising out of a material default or alleged material default), (iv) set forth in Section 2.09 of the Company Disclosure Schedule or
(v) not required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP, that are immaterial in amount.

                  SECTION 2.10. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations ("Proceedings") pending or, to the best knowledge of the Company, threatened against the Company or any properties or rights of the Company before any court, arbitrator or administrative body or Governmental Authority.

                  SECTION 2.11. Employee Benefit Plans; Employment Agreements.

                  (a) The Company does not have, and has never had, any (i) "Pension Plans" (as defined in Section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) employee welfare benefit plans (as defined in Section 3(1) of ERISA), or (iii) any other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, policies, programs, agreements or arrangements (including those which contain change of control or pending change of control or similar provisions), written or otherwise, for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or any other agreement under which the Company could incur liability under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), Title IV of ERISA or Section 412 of the Code (together, for the purposes of this Section 2.11, the "Company Employee Plans").

                  SECTION 2.12. Employment and Labor Matters.

                  (a) No employee or former employee of the Company is owed any wages, benefits or other compensation for past services (other than wages, benefits and compensation accrued in the ordinary course of business during the current pay period and accrued vacation).

                  (b) There are no labor disputes, including, without limitation, charges of unfair labor practices within the meaning of the National Labor Relations Act, pending or, to the knowledge of the Company, threatened against the Company . The Company has never engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company has never been a party to, bound by, or entered into the process of negotiating any collective bargaining agreement or union contract. No organizing activities are presently being made or, to the knowledge of the Company, are anticipated by or on behalf of any labor union with respect to any employees of the Company. There are no strikes, slowdowns, work stoppages, picketing or lockouts pending or, to the knowledge of the Company, threatened, by or with respect to any employees of the Company, and there has never been any such strikes, slowdowns, work stoppages, picketing or lockouts. The Company is in material compliance with all applicable laws relating to employment and employment practices, workers' compensation, terms and conditions of employment, worker safety, wages and hours and the Worker Adjustment and Retraining Notification Act. There has never been any harassment, discrimination, retaliatory act or similar claim against any officer, director or employee of the Company at any time.

                  SECTION 2.13. Restrictions on Business Activities.

                  (a) There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company as currently conducted by the Company.

                  (b) Section 2.13 of the Company Disclosure Schedule sets forth a list of each sales agent or consultant of the Company or other person or entity with distribution rights to any product of the Company, together with a description of: (a) the products which such person or entity has a right to distribute, (b) the territory in which the person or entity has distribution rights, (c) the commissions or other fees which may be earned by or paid to such person or entity in respect of each product in which such person or entity has a distribution right, and (d) whether such distribution rights are exclusive or nonexclusive.

                  SECTION 2.14. Title to Property. Except as set forth in
Section 2.15 of the Company Disclosure Schedule, the Company has good title to or have valid leasehold interests in or valid rights under contract to use all of the real properties and other assets, individually or in the aggregate, material to the conduct of the business of the Company, taken as a whole, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect; and all leases pursuant to which the Company leases from others any real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), on the part of the Company or, to the best knowledge of the Company, any third party, except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.15. Taxes.

                  (a) The Company has timely filed, or caused to be timely filed, all Tax Returns (as hereinafter defined) required to be filed by it. All such Tax Returns were true, correct and complete in all respects, the Company has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes (as hereinafter defined) required to be paid, collected or withheld by it (whether or not shown as payable on such Tax Returns), other then Taxes being contested in good faith and for which adequate reserves have been established on the Balance Sheet. There are no claims or assessments pending against the Company for any alleged deficiency in any Tax, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified of any proposed Tax claims or assessments against the Company.

                  (b) For purposes of this Agreement, the term "Tax" shall mean any United States or non-United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

                  (c) The Company has not executed any waivers or extensions of any applicable statute of limitation to asses any Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any Tax Returns. To the best knowledge of the Company, there are no liens for amounts of Taxes on the assets of the Company except for statutory liens for current Taxes not yet due and payable. The Company is neither liable for Taxes of any other person, nor is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lessors, lenders or security holders pursuant to agreements disclosed elsewhere in the Company Disclosure Schedule), nor is a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes. Except as set forth in Section 2.15 of the Company Disclosure Schedule, there are no outstanding powers of attorney enabling any party to represent the Company with respect to tax matters.

                  SECTION 2.16. Environmental Matters.

                  (a) The operations and properties of the Company are in compliance with all Environmental Laws (as hereinafter defined), which compliance includes the possession by the Company of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

                  (b) There are no Environmental Claims (as hereinafter defined), pending or, to the best knowledge of the Company, threatened against the Company or against any person or entity whose liability for any Environmental Claim the Company has expressly retained or assumed.

                  (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that are reasonably likely to form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has expressly retained or assumed, except for such Environmental Claims that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (d) To the best knowledge of the Company, (i) there are no off-site locations where the Company has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the United States National Priority List (the "National Priorities List") or any state Superfund site list, and the Company has not been notified or become aware that any of them may be potentially responsible party at any such location, and
(ii) there are no underground storage tanks located on property owned or leased by the Company, (iii) there is no material containing friable asbestos contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company and (iv) there are no polychlorinated biphenyls ("PCBs") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company.

                  (e) For purposes of this Agreement:

                  (i) "Environmental Claim" means any claim, allegation, accusation, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, response costs incurred by any Governmental Authority or other person, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company.

                  (ii) "Environmental Laws" means all United States and non-United States federal, national, state, provincial, local or other jurisdictional laws, regulations, codes and ordinances relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to, the United States Comprehensive Environmental Response Compensation and Liability Act 42 U.S.C. ss. 9601 et seq., the United States Resource Conservation and Recovery Act 42 U.S.C. ss. 6901 et seq., the United States Toxic Substances Control Act 15 U.S.C. ss. 2601 et seq., the United States Occupational Safety and Health Act 29 U.S.C. ss. 651 et seq., the United States Clean Air Act 42 U.S.C. ss. 7401 et seq., the United States Clean Water Act 33

         U.S.C. ss. 1251 et seq., Proposition 65, as codified in the California Health and Safety Code ss. 25249.5 et seq., and any other analogous state laws, each as amended or supplemented, and any applicable transfer statutes or laws.

                  (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

                  SECTION 2.17. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of the Shareholders.

                  SECTION 2.18. Intellectual Property.

                  (a) The "Intellectual Property" means all intellectual property owned, used or licensed (as licensor or licensee) by Company, or that has been used in the business of Company, or in any product, service, technology or process currently or formerly offered by Company, or currently under development by Company, including:

                  (i) all domestic and foreign copyright interests in any original work of authorship, whether registered or unregistered, including but not limited to all copyright registrations or foreign equivalent, all applications for registration or foreign equivalent, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention ("Copyrights");

                  (ii) all domestic and foreign patents (including certificates of invention and other patent equivalents), provisional applications, patent applications and patents issuing therefrom as well as any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent, all Inventions (as hereinafter defined) and subject matter related to such patents, in any and all forms ("Patents");

                  (iii) all domestic and foreign trademarks, trade dress, service marks, trade names, icons, logos, slogans, and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), and all goodwill related to the foregoing ("Trademarks");

                  (iv) all domain name registrations ("Domain Names")

                  (v) any formula, design, device or compilation, or other information which is used or held for use by a business, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public ("Trade Secrets"), including, but not limited to, formulas, algorithms, market surveys, market research studies, information contained on drawings and other documents, and information relating to research, development or testing;

                  (vi) novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, machines, designs, expressions, theories and ideas, whether or not patentable ("Inventions");

                  (vii) scientific, engineering, mechanical, electrical, financial, marketing or practical knowledge or experience useful in the operation of Company ("Know How");

                  (viii) (A) any and all computer programs and/or software programs (including all source code, object code, firmware, programming tools and/or documentation), (B) machine readable databases and compilations, including any and all data and collections of data, and
         (C) all content contained on Internet site(s) ("Software");

                  (ix) all documentation and media constituting, describing or relating to the above, including memoranda, manuals, technical specifications and other records wherever created throughout the world; and

                  (x) the right to sue for past, present, or future infringement and to collect and retain all damages and profits related to the foregoing.

         (b) Section 2.18(b) of the Company Disclosure Schedule lists (i) all issued Patents, and all pending applications for Patents, owned by the Company;
(ii) all registered Trademarks, and all pending applications for Trademarks, owned by the Company; (iii) all registered Copyrights, and all pending applications for Copyrights, owned by the Company; and (iv) all Domain Names owned by the Company.

         (c) Section 2.18(c) of the Company Disclosure Schedule lists all licenses, sublicenses, agreements or instruments involving the Intellectual Property of the Company including (i) licenses by the Company to any person of any Intellectual Property; and (ii) all licenses by any other person to the Company of any Intellectual Property (except with respect to generally available "off-the-shelf" software) (each a "License"). Each License identified in Section 2.18(c) of the Company Disclosure Schedule is a valid and binding agreement enforceable in accordance with its terms. With respect to each License, there is no material default (or event that with the giving of notice or passage of time would constitute a material default) by the Company, or to the knowledge of the Company, the other party thereto. There are no pending and, to the knowledge of the Company, no threatened claims with respect to any License. Except as identified on Section 2.18(c) of the Company Disclosure Schedule, no License contains an indemnity by the Company in favor of a third party with respect to the Intellectual Property.

         (d) The Company has good and valid title to, or otherwise possesses the rights to use, all Intellectual Property necessary to permit the Company to conduct the business and operations of the Company from and after the Closing Date, in the same manner as it is being conducted as of the date hereof, and to the knowledge of Company, as currently contemplated to be conducted by the Company. Neither the consummation of the transactions contemplated by this Agreement nor the Company's performance hereunder will result in the diminution, license, transfer, termination or forfeiture of the Company's rights in the Intellectual Property or Licenses. Except for Intellectual Property owned by third parties, no person or entity other than the Company has any right or interest of any kind or nature in or with respect to the Intellectual Property, or any portion thereof, or any rights to sell, license, lease, transfer or use or otherwise exploit the Intellectual Property or any portion thereof. All officers, employees and contractors of the Company who have created Intellectual Property, have executed an agreement under which all rights, title and ownership in and to such Intellectual Property have been assigned to the Company.

         (e) Except as disclosed in Section 2.18(e) of the Company Disclosure Schedule, the Company has not been alleged to have, nor to the knowledge of the Company, has Company infringed upon, misappropriated or misused any Intellectual Property or other proprietary information of another person or entity. There are no pending and, to the knowledge of the Company, threatened claims or claim, and no action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Proceedings") contesting or challenging the Intellectual Property, or the Company's or any of its subsidiaries' use of the Intellectual Property owned by another person or entity. To the knowledge of the Company, no third party including any current or former employee or contractor of Company, is infringing upon, misappropriating, or otherwise violating Company's rights to the Intellectual Property.

         (f) Patents:

                  (i) All of the issued Patents and pending applications for Patents of Company, if any, are currently in compliance with all legal requirements (including payment of filing, examination, and maintenance fees), and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Effective Time.

                  (ii) No Patent of Company has been or is now involved in any infringement, interference, reissue or reexamination Proceeding and, to the knowledge of Company, no such action is threatened with respect to any of the Patents of Company.

                  (iii) No product manufactured or sold by Company, nor any Patent of Company is alleged to infringe any patent or product of any person, and to the knowledge of Company, no Patent of, or product manufactured or sold by, Company is infringed.

                  (iv) All products sold under the Patents have been marked with the proper patent notice.

         (g) Trademarks:

                  (i) All registered Trademarks, and pending applications for Trademarks with the United States Patent and Trademark Office ("PTO") or any other country's trademark office, of Company are currently in compliance with all legal requirements (including the filing of affidavits of use and renewal applications as applicable), and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Effective Time.

                  (ii) No Trademark of the Company has been or is now involved in any opposition, infringement, dilution, unfair competition or cancellation Proceeding and, to the knowledge of the Company, no such action is threatened with respect to any of the Trademarks of the Company.

                  (iii) No Trademark of the Company is alleged to infringe any trade name, trademark or service mark of any other person or entity, and to the knowledge of the Company, no Trademark of the Company is infringed.

                  (iv) All products displaying a Trademark of the Company or any of its subsidiaries which has been registered with the PTO, bear the proper federal registration notice.

         (h) Copyrights:

                  (i) All registered Copyrights and pending applications for Copyrights of the Company are currently in compliance with all legal requirements, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Effective Time.

                  (ii) No Copyright of the Company has been or is now the subject of any invalidation or infringement Proceeding and, to the knowledge of the Company, no such action is threatened with respect to any Copyright of the Company.

                  (iii) No Copyright of the Company is alleged to infringe any copyright of any other person or entity, and to the knowledge of the Company, no Copyright of the Company is infringed.

                  (iv) All works encompassed by the Copyrights of the Company have been marked with the proper copyright notice.

         (i) Domain Names:

                  (i) All registered Domain Names of the Company are currently in compliance with all legal requirements and are not subject to any maintenance fees or taxes or action falling due within ninety (90) days after the Effective Time.

                  (ii) No Domain Name of the Company has been or is now the subject of any dispute resolution or infringement Proceeding and, to the knowledge of the Company, no such action is threatened with respect to any Domain Name of the Company.

                  (iii) No Domain Name of the Company or any of its subsidiaries is alleged to infringe the trademark or domain name of any other person or entity, and to the knowledge of the Company, no Domain Name of the Company is infringed.

         (j) Section 2.18(j) of the Company Disclosure Schedule lists all products of the Company (alphabetically by product with the aggregate sales receipts for each product for each calendar year beginning in 2004) distributed or sold by the Company, listed by category. Section

2.18(j) of the Company Disclosure Schedule also sets forth, for each product, the following: (i) a list of all contracts (including all development agreements, Licenses, manufacturer's representative agreements, distribution or other agreements) relating to the products; (ii) as to any contracts under which compliance or performance continues to be required, the advances paid or payable, and the royalties or other sums payable, to any person or entity with respect to such product and (iii) a list of persons or entity's with distribution rights to such product together with a description of: (A) the territory in which the person or entity has distribution rights; and (B) whether such distribution rights are exclusive or nonexclusive.

         (k) The Company have taken commercially reasonable steps to protect the proprietary nature of the Intellectual Property and to maintain in confidence all Trade Secrets and confidential Intellectual Property and information owned or used by the Company. Except as set forth in Section 2.18(k) of the Company Disclosure Schedule, to the knowledge of the Company, no Trade Secret or other confidential Intellectual Property or information of the Company has been disclosed or authorized to be disclosed to any person, including any employee, agent, contractor, or other entity, other than pursuant to a non-disclosure agreement or other conditional obligation that protects the Company's proprietary interests in and to such Trade Secrets or confidential Intellectual Property or information.

         (l) Section 2.18(l) of the Company Disclosure Schedule contains a true and complete list of all of the Software included, embedded or incorporated in or developed for inclusion in the Company's products or websites, or used in the delivery of the Company's services (the "Company Software"). The Company owns full and unencumbered right and good, valid and marketable title or has valid licenses to such Company Software, and the Company Software owned by the Company is free and clear of all Liens. The Company has not incorporated any third party Intellectual Property into the Company Software not identified in Section 2.18(l) of the Company Disclosure Schedule. Except as identified in Section 2.18(l) of the Company Disclosure Schedule), no open source or public library software, including any version of any software licensed pursuant to any GNU public license, is, in whole or in part, embodied or incorporated in the Company Software.

         (m) The Company employs commercially reasonable measures to ensure that the Company Software contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the knowledge of the Company, none of the Company Software Programs contains any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine which causes the software to be erased, inoperable, impaired in performance or otherwise incapable of being used, either automatically or upon command by any person.

         (n) The Company's Intellectual Property (including, to the knowledge of the Company, the Intellectual Property of third parties' licensed to the Company), is free and clear of any and all Liens.

         (o) Section 2.18(o) of the Company Disclosure Schedule sets forth all agreements by which the Company is obligated to make to third parties any payments related to the Company Intellectual Property. The Company is not bound by an agreement by which it owes any present or future royalties or other payments to third parties in respect of Intellectual Property in excess of $10,000.

         (p) The Company has implemented industry "best practices" to ensure the physical and electronic protection of its websites and information assets from unauthorized disclosure, use or modification. Other than as set forth in Section 2.18(p) of the Company Disclosure Schedule, there has been no breach of security involving any Company or its subsidiaries websites or information assets. All data which has been collected, stored, maintained or otherwise used by the Company have been collected, stored, maintained and used in accordance with all applicable U.S. and foreign laws, rules, regulations, guidelines and industry standards. The Company have not received, and to the knowledge of the Company, will not be receiving, any oral or written notice of noncompliance with applicable data protection laws, rules, regulations, guidelines or industry standards.

         (q) Except as disclosed in Section 2.18(q) of the Company Disclosure Schedule, all products of the Company, and all Company Software, conform to the descriptions of, and perform in accordance with, any warranties, representations or descriptions regarding the products or the Company Software made by the Company, including any warranties, representations or descriptions contained in any applicable License or documentation, and the Company have not received any notice that any product of the Company, or any Company Software, does not so perform or conform.

         SECTION 2.19. Certain Business Practices. The Company has not (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments related to a political activity or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         SECTION 2.20. No Bankruptcy. No order has been made or petition presented for the winding up, insolvency, liquidation or bankruptcy of the Company, nor is there any reasonable basis for any such order or unsatisfied judgment or court order against the Company.

         SECTION 2.21. Title to Properties; Absence of Encumbrances. The Company has good and valid title to or, in the case of leased property, valid and subsisting leasehold interests in, all of its properties and assets of whatever kind (whether real or personal) used or held for use in its business, including, without limitation, all properties and assets that are shown on the Balance Sheet (except for assets sold in the ordinary course of business since the date of such Balance Sheet), which represent all such property and assets that are used in the conduct of its businesses as presently conducted, in each case free and clear of any and all Liens, except (i) for those securing Taxes, assessments and other governmental charges or levies not yet due and payable (excluding any imposed pursuant to any of the provisions of ERISA), and (ii) such imperfections in title, liens and easements as do not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise impair business operations involving such properties (encumbrances in clauses
(i) and (ii) being "Permitted Encumbrances"). All assets, properties and rights relating to the Company's business are held by, and all agreements, obligations and transactions relating to the Company's business have been entered into, incurred and conducted by, the Company rather than any affiliate, and the

Company does not use any other assets, properties or rights in the conduct of its business as presently conducted. No person, including without limitation any Shareholder, has any option, right of first refusal, right of first offer, preemptive right or any other right of any nature to acquire any material assets of the Company. The tangible assets of the Company are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purpose for which they are presently used.

         SECTION 2.22. Real and Personal Property. Section 2.22 of the Company Disclosure Schedule contains a complete and correct list of all real property (including buildings and structures) leased or subleased by the Company and all interests therein (including a street address). The Company does not own and has never owned any real property. All material work required to be done by the Company under law or any contract or arrangement to which the Company is subject or a party as landlord or tenant has been duly performed. No condemnation or other proceeding is pending or, to the knowledge of the Company, threatened which would affect the use of any such property by the Company. The Company enjoys peaceful and undisturbed possession under all real property leases under which it is operating in accordance with the terms of such leases, and all rents and additional rents due to date from the Company under such leases have been paid in full. Section 2.22 of the Company Disclosure Schedule also contains a complete and correct list of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property owned by the Company with an original cost in excess of $1000 individually. Except as set forth in Section 2.22 of the Company Disclosure Schedule, none of the Company's personal property is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement.

         SECTION 2.23. Transactions with Affiliates; Management Relationships.

         (a) Other than as set forth in Section 2.23 of the Company Disclosure Schedule, the Company has not, directly or indirectly, engaged in any transactions or financial or commercial arrangements (i) with any Shareholder of the Company or (ii) (except for employment arrangements with its employees) with any officer or director or with any of their respective affiliates or relatives (each a "Related Party"). The Company has no obligation to or claim against any Related Party, and no Related Party has any obligation to or claim against the Company, except for obligations of the Company pursuant to (A) employment arrangements with its employees, (B) the Company's certificate of incorporation,
(C) the Company's by-laws, and (D) applicable law. Section 2.23 of the Company Disclosure Schedule describes the nature and extent of any products, services or benefits provided to the Company by any Related Party without a corresponding charge equal to the fair market value of such products, services or benefits.

         (b) No executive officer or director of the Company owns any interest in any property or assets of the Company (except as a stockholder of the Company) and, to the knowledge of the Company, no executive officer of the Company owns any interest in (i) any current competitor, customer or supplier of the Company or (ii) any person that is currently a party to any material contract or agreement with the Company, other than holdings of less than 1% of a class of a company's publicly traded securities.

         SECTION 2.24. Insurance. Section 2.24 of the Company Disclosure Schedule lists all insurance policies owned or held by the Company on the date hereof. All such policies are in full force and effect, all premiums with respect thereto have been paid to the extent due, no notice of cancellation or termination has been received with respect to any such policy and no claim is currently pending under any such policy involving an amount in excess of $5,000.

         SECTION 2.25. Books and Records.

         (a) The books and records of each of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices.

         (b) The minute books of the Company, which have been previously provided to Parent, contain complete and accurate records of all meetings in all material respects and accurately reflect in all material respects all other corporate action of the stockholders and board of directors of the Company through the date of this Agreement.

         SECTION 2.26. Accounts Receivable. All accounts receivable of the Company, whether reflected in the Balance Sheet or otherwise, represent sales actually made in the ordinary course of business, have been reflected properly in their books and records and represent valid obligations to the Company.

         SECTION 2.27. Customers and Suppliers. Section 2.27 of the Company Disclosure Schedule sets forth (a) the ten largest customers of the Company, and
(b) the ten largest suppliers of the Company, in each case on the basis of cost of goods or services purchased, for the eleven months ended November 30, 2005 (collectively, the "Customers and Suppliers"). The Company knows of no plan or intention of any of the Customers or Suppliers to terminate, cancel or otherwise adversely modify in any material respect its relationship with the Company or to decrease materially or limit any of its products or services to the Company or its usage or purchase of any of the services or products of the Company. The Company does not offer or use any current customer incentive programs, whether written or oral and whether or not deemed or considered to be legally enforceable, which involve the payment of rebates or issuance of credits by the Company or the sharing of marketing expenses by the Company.

         SECTION 2.28. Employee Conflicts. To the knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, inventions disclosure agreement, confidentiality agreement, non-competition agreement or restrictive covenant to or with a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or relating to the use of trade secrets or proprietary information of others.

         SECTION 2.29. Bank Accounts. Schedule 2.29 of the Company Disclosure Schedule sets forth a complete and correct list of each bank in which the Company has an account or safe deposit or lockbox, the account or box number, as the case may be, and the name of every person authorized to draw thereon or having access thereto.

         SECTION 2.30. No Required Disclosure. The Company is not required to disclose the existence of this Agreement or any other Transaction Document, the terms hereof or thereof, or the transactions contemplated hereby or thereby, to any person (other than to its directors, officers and, to the extent required by applicable Law, any Shareholder).

         SECTION 2.31. Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 2.32. Inventory. The Company's inventory as set forth in the Balance Sheet has been valued in accordance with GAAP consistently applied and consists of items of quality useable and saleable in the normal course of the Company's business except for items of obsolete materials and materials of below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided in the Balance Sheet.

         SECTION 2.33. Product Liability. Except as set forth on Section 2.33 of the Company Disclosure Schedule, the Company has no liability that relates to, or that arises out of, products manufactured, shipped or sold by or on behalf of the Company on or prior to the Closing Date (including claims of negligence, personal injury, product damage, product liability, product warranties, promotional obligations, strict liability, product recall, safety or regulatory compliance, infringement of intellectual property or any other similar or related claims, whether such liability, obligation or commitment relates to or arises out of accidents, injuries or losses occurring on or prior to or after the Closing Date).

         SECTION 2.34. True and Complete. No representation or warranty made by the Company or any Shareholder in this Agreement, nor any statement, certificate or Exhibit furnished by or on behalf of the Company or the Shareholders pursuant to this Agreement, nor any document or certificate delivered to Parent or Merger Sub pursuant to this Agreement, or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. Neither the Company nor any Shareholder has failed to disclose to Parent or Merger Sub any pending developments or circumstances of which it is aware which are reasonably likely to have a material adverse effect on the business or the Company.

                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

         SECTION 3.01. Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is an entity duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized and existing or to have such power or authority could not reasonably be expected to have a Material Adverse Effect. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.02. Capitalization. The authorized capital stock of Merger Sub consists of one million two hundred thousand (1,200,000) shares of capital stock, of which two hundred (200) shares are classified as Merger Sub Common Stock, five hundred thousand (500,000) shares are classified as Series A Preferred stock, no par value per share ("Merger Sub Series A Preferred Stock"), and one thousand (1,000) shares are classified as Merger Sub Series B Preferred Stock. As of the date hereof and the Closing Date, (i) one hundred (100) shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Merger Sub Series A Preferred Stock were issued and outstanding, and (iii) three hundred twenty five
(325) shares of Merger Sub Series B Preferred Stock were issued and outstanding. Except for (x) the one hundred (100) shares of Merger Sub Common Stock, (y) three hundred twenty five (325) shares of Merger Sub Series B Preferred Stock held by Parent and (z) the Debenture issued to Parent in the aggregate principal amount of Three Hundred Sixty Thousand ($360,000), no other shares of capital stock of Merger Sub, or rights to acquire such shares, are issued or outstanding as of the Closing. Except for the Debentures and the Merger Sub Series B Preferred Stock, and the shares of Merger Sub Common Stock issuable upon the conversion of such Merger Sub Series B Preferred Stock and the Debenture, an Administrative Services Debenture in the principal amount of One Hundred Thousand Dollars ($100,000) to be issued to Parent by the Surviving Corporation as of the Effective Time (the "Administrative Services Debenture"), and the other commitments specified in this Agreement or any Transaction Document, there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Merger Sub relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to issue or sell any shares of capital stock of, or other equity interests in Merger Sub. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock. All of the outstanding shares of the capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable, and all such shares, or other equity interests, are owned by Parent, free and clear of all Liens, including, without limitation, any limitations in the Company's voting rights.

         SECTION 3.03. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, as applicable, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of

Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of Parent has determined that it is advisable and in the best interests of Parent's stockholders for Parent to enter into this Agreement, and for Parent to consummate the Merger upon the terms and subject to the conditions of this Agreement. The Board of Directors of Merger Sub has determined that it is advisable and in the best interests of Merger Sub's sole stockholder, Parent, for Merger Sub to enter into this Agreement, and for Merger Sub to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub.

         SECTION 3.04. No Conflict. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) violate Parent or Merger Sub's certificate of incorporation or by-laws (or equivalent organizational documents) (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent, Merger Sub or any of their subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or impair Parent, Merger Sub's or any of their subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of Parent, Merger Sub or any of their subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Merger Sub or any of their subsidiaries is a party or by which Parent, Merger Sub or any of their subsidiaries or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would, individually or in the aggregate, have a Material Adverse Effect on either Parent or Merger Sub.

         SECTION 3.05. Authorization and Validity; Issuance of Shares. The shares of Series A Preferred Stock to be issued in exchange for the Shares at the Effective Time in connection with the Merger will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal, other than liens and encumbrances created by the Shareholders will not be subject to any preemptive or similar rights.

         SECTION 3.06. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Parent or Merger Sub, threatened against Parent, Merger Sub or any of their subsidiaries, or any properties or rights of Parent, Merger Sub or any of their subsidiaries, before any court, arbitrator or administrative body or Governmental Authority, that would, individually or in the aggregate, have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement. Neither Parent nor Merger Sub is subject to any Order of any Governmental or Regulatory Authority that would, individually or in the aggregate have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

         SECTION 3.07. Ownership of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent.

         SECTION 3.08. Ownership of Shares. As of the date hereof, neither Parent nor Merger Sub owns, beneficially or of record, any Shares.

         SECTION 3.09. Other Agreements. Except for this Agreement, the Transaction Documents and as otherwise set forth on Schedule 3.09 to the Merger Sub Disclosure Schedule, since its incorporation, Merger Sub has neither engaged in any substantial business nor entered into any material agreements, except for this Agreement, the other Transaction Documents, and documents ancillary to or contemplated by the transactions described herein and therein.


                                   ARTICLE IV

                           SHAREHOLDER REPRESENTATIVE

         SECTION 4.01. Appointment. In order to administer the transactions contemplated by this Agreement and the Escrow Agreement, including, without limitation, the indemnification obligations of the Shareholders under Article VII, the Shareholders hereby designate and appoint Thomas as their representative for this Agreement and the Escrow Agreement and as attorney-in-fact and agent for and on behalf of each Shareholder (in such capacity, the "Shareholder Representative"). Said power of attorney shall be coupled with an interest and shall be irrevocable.

         SECTION 4.02. Authorization. Each Shareholder hereby authorizes the Shareholder Representative to represent each Shareholder, and their successors, with respect to all matters arising under this Agreement or any other Transaction Documents, including, without limitation, (i) to take all action necessary in connection with the indemnification obligations of the Shareholders under Article VII, including, the defense or settlement of any claims and the making of payments with respect thereto, (ii) to give and receive all notices required to be given under this Agreement or any other Transaction Document and
(iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Shareholders by the Shareholder Representative pursuant to this Agreement.

         SECTION 4.03. Replacement. In the event that Thomas dies, becomes unable to perform his responsibilities as Shareholder Representative or resigns from such position, Lucas shall automatically become the Shareholder Representative. In the event that, following his appointment as Shareholder Representative, Lucas dies, becomes unable to perform his responsibilities as Shareholder Representative or resigns from such position, the Shareholders having an aggregate of 50% ownership interest in the Company immediately prior to the Merger (or the respective successors in interest to the Shareholders) shall select another representative to fill such vacancy and such substituted Shareholder Representative shall be deemed to be the Shareholder Representative for all purposes of this Agreement and the Escrow Agreement. Upon any change in the Shareholder Representative, the Shareholders shall provide written notice to Parent, Merger Sub and Surviving Corporation shall indicate the identity of the substitute Shareholder Representative, who shall have agreed to the terms of this Section as if he or she were a party hereto.

         SECTION 4.04. Powers. All decisions and actions by the Shareholder Representative, including, without limitation, any agreement between the Shareholder Representatives and the Parent, Merger Sub or Surviving Corporation relating to the indemnification obligations of the Shareholders under Section VII, including, the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all the Shareholders as if they had taken such action themselves, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. The Shareholder Representative shall incur no liability to the Shareholders with respect to any action taken or suffered by the Shareholder Representative in reliance upon any notice, direction, instruction, consent, statement or other documents believed by him or her to be genuinely and duly authorized, nor for any other action or inaction with respect to the indemnification obligations of the Shareholder under Article VII, including the defense or settlement of any claims and the making of payments with respect thereto, except to the extent resulting from the Shareholder Representative's own willful misconduct or negligence. The Shareholder Representative may, in all questions arising under this Agreement or any Transaction Document rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Shareholder Representative shall not be liable to the Shareholders.

         SECTION 4.05. Reliance. Parent, Merger Sub and the Surviving Corporation are hereby authorized to rely conclusively on the actions, instructions and decisions of the Shareholder Representative with respect to this Agreement and the Escrow Agreement, including, without limitation, the indemnification obligations of the Shareholders under Article VII, including the defense or settlement of any claims or the making of payments by the Shareholder Representative hereunder, and no party hereunder shall have any cause of action against Parent, Merger Sub or the Surviving Corporation to the extent such parties have relied upon the actions, instructions or decisions of the Shareholder Representative. If the Shareholder Representative undertakes any action hereunder in his capacity as a Shareholder Representative, the Shareholder Representative shall be deemed to make a representation to each of the Company, Parent, Merger Sub, and the Surviving Corporation that the Shareholder Representative is authorized hereunder to undertake such action. The Shareholder Representative agrees to indemnify and hold harmless each of the Company, Parent, the Surviving Corporation and Merger Sub for any Damages suffered by such party as a result of the reliance by such party on the actions of the Shareholder Representative hereunder. For the avoidance of doubt, it is hereby acknowledged that the indemnity obligation under this Section is not subject to the limitations set forth in Section 7.02.

         SECTION 4.06. Expenses. The Shareholders acknowledge and agree that the Shareholder Representative may incur costs and expenses on behalf of the Shareholders in his capacity as Shareholder Representative, including costs and fees for services of professionals provided to the Shareholder Representative acting in such capacity. Each of the Shareholders agrees to pay the Shareholder Representative, promptly upon demand by the Shareholder Representative therefore, a percentage of any expenses equal to such Shareholder's ownership interest in the Company immediately prior to the Closing.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Public Announcements. The initial press release regarding the Merger shall be a joint press release mutually agreed upon, and thereafter Parent and the Shareholders will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with the NASD Over-the-Counter Bulletin Board, as determined in good faith by such party.

         SECTION 5.02. Conveyance Taxes. Parent, Merger Sub, the Company and the Surviving Corporation shall each cooperate with the others in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Surviving Corporation shall be responsible for the payment of all such taxes and fees.

         SECTION 5.03. Takeover Statutes. If any limitations on business combinations contained in any restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested stockholder" or other similar anti-takeover statute or regulation (a "Takeover Statute") is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and the board of directors of the Company shall grant all approvals and use their reasonable best efforts to take all actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.

         SECTION 5.04. Additional Purchases of Securities by Parent.

         (a) Parent agrees with and covenants to the Shareholders that, following the Effective Time, it will purchase from the Surviving Corporation,
(i) an additional Debenture in the principal amount of at least Two Hundred Twenty Five Thousand Dollars ($225,000) on or before April 30, 2006, (ii) an additional two hundred twenty five (225) shares of Series B Preferred Stock at a cost of Two Hundred Twenty Five Thousand Dollars ($225,000) on or before April 30, 2006.

         (b) Parent further agrees with and covenants to the Shareholders that if the Surviving Corporation generates sales (including invoices given in good faith) of at least One Million Dollars ($1,000,000) in the period beginning on January 1, 2006 and ending on the close of business on September 30, 2006, then upon ten (10) days' written notice from the Shareholder Representative, Parent will purchase from the Surviving Corporation, in addition to the securities described in Section 5.04(a), (i) an additional Debenture in the principal amount of at least Two

Hundred Thousand Dollars ($200,000) on or before December 31, 2006 at a purchase price equal to such principal amount, and (ii) an additional two hundred (200) shares of Series B Preferred Stock at a cost of Two Hundred Thousand Dollars ($200,000) on or before December 31, 2006.

         (c) Each party hereto agrees that notwithstanding anything else in this Agreement, the provisions of this Section 5.04 shall survive the Merger.

         SECTION 5.05. Securities Matters.

         (a) Each Shareholder acknowledges and agrees that "stop transfer" instructions shall be placed against the shares of Series A Preferred Stock issued in accordance with Section 1.07 on the transfer books of the Buyer's stock transfer agent until such time as the shares of Series A Preferred Stock and such shares are available for resale in accordance with all applicable law and the terms of the Shareholders' Agreement and that the certificates evidencing the shares of Series A Preferred Stock and such shares shall bear the following legend:

                  THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS. THE TRANSFER OF THE SHARES IS ALSO SUBJECT TO THE RESTRICTIONS SET FORTH IN THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED JANUARY 6, 2006 BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THE SHARES.

         (b) Parent acknowledges and agrees that the Debenture, the Administrative Services Debenture, and certificates evidencing the shares of Series B Preferred Stock or Common Stock shall bear the following legend:

                  THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE

                  RULES AND REGULATIONS THEREUNDER AND IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS.

         SECTION 5.06. Insurability of Thomas. Thomas hereby represents and warranties that he is in good physical health, and shall qualify to underwritten at a standard rate for a "key man" life insurance policy to be purchased by the Surviving Corporation, naming the Surviving Corporation as the beneficiary. Thomas hereby agrees to use commercially reasonable efforts to assist the Company in applying for such a policy.

         SECTION 5.07. Non-Disclosure of Confidential Information and Non-Solicitation.

         (a) Each Shareholder acknowledges that such Shareholder has been informed that it is the policy of the Company, and will be a policy of the Surviving Corporation, to maintain as secret and confidential all information

                  (i) relating to the products, processes, designs and/or systems used by the Company, the Surviving Corporation and their respective Affiliates; and

                  (ii) relating to the customers and employees of the Company, the Surviving Corporation and their respective affiliates (all such information hereafter referred to as "confidential information"), and the Executive further acknowledges that such confidential information is of great value to the Company.

         (b) The parties recognize that, by reason of their interests and, as applicable, employment with the Company, each Shareholder has acquired confidential information as aforesaid. The parties confirm that it is reasonably necessary to protect the Surviving Corporation's goodwill, and accordingly each Shareholder does agree that such Shareholder will not directly or indirectly (except where authorized by the Board of Directors of the Surviving Corporation for the benefit of the Surviving Corporation):

                  (i) At any time prior to the third (3rd) anniversary of this Agreement, divulge to any persons, firms or corporations, other than the Surviving Corporation (hereinafter referred to collectively as "third parties"), or use or allow or cause or authorize any third parties to use, any such confidential information, except in furtherance of the business of the Surviving Corporation;

                  (ii) At any time prior to the third (3rd) anniversary of this Agreement, solicit or cause or authorize directly or indirectly to be solicited, for or on behalf of such Shareholder or third parties, any business from persons, firms, corporations or other entities who were at any time prior to the third (3rd) anniversary of this Agreement, customers of the Surviving Corporation or its affiliates, except in furtherance of the business of the Surviving Corporation and further except in the case of a product or service not in competition with a product or service of the Surviving Corporation;

                  (iii) At any time prior to the third (3rd) anniversary of this Agreement, accept or cause or authorize directly or indirectly to be accepted, for or on behalf of such Shareholder or third parties, any business from any such customers of the Company, the Surviving Corporation or their respective affiliates, except in furtherance of the business of the Surviving Corporation and further except in the case of a product or service not in competition with a product or service of the Surviving Corporation;

                  (iv) At any time prior to the third (3rd) anniversary of this Agreement, solicit or cause or authorize directly or indirectly to be solicited for employment, for or on behalf of such Shareholder or third parties, any persons (excluding any individuals residing in the same immediate primary residence as such Shareholder, and/or such Shareholder's immediate family) who were at any time prior to the third
         (3rd) anniversary of this Agreement, employees of the Company, the Surviving Corporation or their respective affiliates; and

                  (v) At any time prior to the third (3rd) anniversary of this Agreement, employ or cause or authorize directly or indirectly to be employed, for or on behalf of such Shareholder or third parties, any such employees of the Company or its affiliates.

         (c) Each Shareholder agrees that, upon the consummation of the Merger, such Shareholder shall forthwith deliver up to the Surviving Corporation any and all records, drawings, notebooks, keys and other documents and material, and copies thereof in his or her possession or under his control which is the property of the Company or which relate to any confidential information or any discoveries of the Company.

         (d) Each Shareholder agrees that any breach or threatened breach by such Shareholder of any provision of this Section 5.07 shall entitle the Surviving Corporation, in addition to any other legal remedies available to it, to enjoin such breach or threatened breach through any court of competent jurisdiction. The parties understand and intend that each restriction agreed to by a Shareholder herein above shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any restriction will not affect the enforceability of the remaining restrictions, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, United States or non-United States, that is reasonably likely to result in an order, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger or (ii) as a condition to the obligations of Parent and Merger Sub, prohibiting or seeking to prohibit, or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its equity ownership in the Surviving Corporation or any investor in Parent from owning and exercising all material rights and privileges pertaining to its ownership of its interest therein or the ownership in Parent, or compelling or seeking to compel Parent to dispose of or hold separate all or any material portion of the business or assets of Parent (including the Surviving Corporation), as a result of the Merger or the transactions contemplated by this Agreement;

         (b) Employment Agreements. (i) Thomas shall have executed the Thomas Employment Agreement and delivered it to the Merger Sub, to be held by the Merger Sub and released to the Surviving Corporation subject only to the effectiveness of the Merger; and (ii) Lucas shall have executed the Lucas Employment Agreement and delivered it to the Merger Sub, to be held by the Merger Sub and released to the Surviving Corporation subject only to the effectiveness of the Merger;

         (c) Shareholders' Agreement. (i) Each Shareholder and the Merger Sub shall have entered into a Shareholders' Agreement substantially in the form attached hereto as Exhibit E (the "Shareholders' Agreement"); and

         (d) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

         SECTION 6.02. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) at and as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, except for (i) changes contemplated by this Agreement, or (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer of the Company;

         (b) Agreements and Covenants. The Company shall in all material respects have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer of the Company;

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, including any consents required pursuant to each of the customer and supplier contracts listed on Schedule 6.02(c) hereto, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect on the Company or Parent; provided, however, that the failure to obtain any consent required pursuant to any contract listed on
Schedule 6.02(c) hereto shall be deemed by the parties hereto to constitute such a Material Adverse Effect;

         (d) Secretary's Certificate. Parent and Merger Sub shall have received a Secretary's Certificate of the Company in form and substance reasonably satisfactory to Parent and Merger Sub certifying, among other things, the Company's organizational documents and resolutions of its board of directors relating to the approval of this Agreement and the transactions contemplated hereby; and

         (e) Shareholders shall have delivered certificates for the Shares for surrender to the Company for cancellation in accordance with Section 1.07 of this Agreement upon the consummation of the Merger.

         SECTION 6.03. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) at and as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), and the Company and Shareholders shall have received a certificate to such effect signed by the Chief Executive Officer of Parent;

         (b) Agreements and Covenants. Parent and Merger Sub shall in all material respects have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company and Shareholders shall have received a certificate of Parent and Merger Sub to such effect signed by the Chief Executive Officer or President of Merger Sub;

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect on the Merger Sub or Parent;

         (d) Sale of Series B Preferred Stock and Debentures. At or prior to the Closing, Parent shall purchase from the Merger Sub (i) three hundred twenty five
(325) shares of Series B

Preferred Stock of the Merger Sub for an aggregate of Three Hundred Twenty Five Thousand Dollars ($325,000) and (ii) a Debenture in a principal amount of Three Hundred Sixty Thousand Dollars ($360,000) at par, which shall automatically convert into an obligation of the Surviving Corporation at the Effective Time; and

         (e) Secretary's Certificate. The Company and Shareholders shall have received a Secretary's Certificate of the Merger Sub in form and substance reasonably satisfactory to the Company certifying, among other things, the Merger Sub's organizational documents and resolutions of its board of directors relating to the approval of this Agreement and the transactions contemplated hereby.

                                  ARTICLE VII

                                 INDEMNIFICATION

         SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of the parties herein contained shall survive the Closing for a period of three (3) years, except in the case of representations contained Section 2.15, which shall survive until the expiration of the applicable statute of limitations, notwithstanding any investigation at any time made by or on behalf of the other party. Any claims for indemnification in accordance with this Article VII with respect to any representation or warranty must be made (and will be null and void unless made) on or before such date (except in the case of representations contained in Section 2.03 and 2.15, which must be made within six (6) months following the expiration of the applicable statute of limitations).

         SECTION 7.02. Indemnification by the Shareholders and the Company.

         (a) General. The Major Shareholders and the Company, jointly and severally, hereby agree to indemnify and hold the Parent and the Merger Sub and their respective successors, assigns, officers, directors, stockholders, affiliates, employees, representatives and other agents harmless from and against any and all claims, liabilities, taxes, losses, damages or injuries, together with costs and expenses, including reasonable legal fees ("Damages"), arising out of or resulting from (i) any breach, misrepresentation or material omission of the representations and warranties made by any Shareholders or the Company in this Agreement or in any Schedule or Exhibit hereto or other documents delivered in connection herewith, (ii) any breach in any material respect by any Shareholder or the Company, unless waived in writing by Parent, of any covenant or agreement contained in or arising out of this Agreement, or any other agreement delivered in connection herewith on the Closing Date, and
(iii) any and all sales, use, value added, stamp, transfer or other similar taxes arising from the transactions contemplated herein, (iv) any and all liabilities of the Company arising, existing or accruing prior to the Closing Date (including liability for Taxes), except those liabilities for which adequate financial reserves have been reflected in the Financial Statements. Each Shareholder and the Company, jointly and severally, hereby agrees to indemnify and hold the Parent and the Merger Sub and its successors, assigns, officers, directors, stockholders, affiliates, employees, representatives and other agents harmless from and against any and all Damages, arising out of or resulting from (i) any breach, misrepresentation or material omission of the representations and warranties made by any Shareholder or the Company in this Agreement or other documents delivered by any Shareholder or the Company in connection herewith and (ii) any breach in any material respect by any Shareholder or the Company, unless waived in writing by the Buyer, of any covenant or agreement of any Shareholder or the Company contained in or arising out of this Agreement, or any other agreement delivered by any Shareholder or the Company in connection herewith on the Closing Date.

         (b) Limitation. Notwithstanding anything to the contrary herein, (x) the aggregate liability of the Major Shareholders for Damages under this Article VI shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) and the liability of each Major Shareholder shall be joint and several; provided, however, that there shall be no limitation of the aggregate liability of the Major Shareholders for Damages relating to Taxes. Nothing in this Agreement including this Section 7.02(b) shall limit or restrict the Parent or Merger Sub's right to maintain or recover any amounts in connection with any action or claim based upon fraudulent misrepresentation or deceit.

         SECTION 7.03. Indemnification by Parent and Merger Sub.

         (a) General. Parent and Merger Sub, jointly and severally, hereby agree to indemnify and hold the Shareholders and the Company and their respective successors, assigns, officers, directors, stockholders, affiliates, employees, representatives and other agents harmless from and against any and all Damages, arising out of or resulting from (i) any breach, misrepresentation or material omission of the representations and warranties made by Parent or Merger Sub in this Agreement or other documents delivered by Parent or Merger Sub in connection herewith and (ii) any breach in any material respect by Parent or Merger Sub, unless waived in writing by the Shareholder Representative, of any covenant or agreement of Parent or Merger Sub contained in or arising out of this Agreement (including, without limitation, the obligations of the Parent to the Surviving Company pursuant to Section 5.04), or any other agreement delivered by Parent or Merger Sub in connection herewith on the Closing Date.

         (b) Limitation. Notwithstanding anything to the contrary herein, (x) the aggregate liability of the Parent and Merger Sub for Damages under this
Article VII shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) and the liability of Parent and Merger Sub shall be joint and several. Nothing in this Agreement including this Section 7.03(b) shall limit or restrict the Shareholders' or Company's right to maintain or recover any amounts in connection with any action or claim based upon fraudulent misrepresentation or deceit.

         SECTION 7.04. Procedure of Indemnification.

         (a) Claim Notice. Any party claiming a right to indemnification hereunder (the "Indemnified Party") shall give the other party from whom indemnification is sought (the "Indemnifying Party") prompt written notice (a "Claim Notice") of any claim, demand, action, suit, proceeding or discovery of fact upon which the Indemnified Party intends to base a claim for indemnification under this Article

VII, which shall contain (x) a description (specifying in detail the facts and circumstances with respect to such claim) and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (y) a statement that the Indemnified Party is entitled to indemnification under this Article VII for such Claimed Amount, and (z) a demand for payment; provided, however, that no failure to give such Claim Notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially prejudiced by such failure.

         (b) Assistance. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants, all books and records of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such action, suit or proceeding.

         (c) Assumption of Defense. Regarding claims asserted under this Section
7.04 and involving third party claims, within 20 days after delivery of the Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party shall not be entitled to control and the Indemnified Party shall be entitled to have sole control over any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party or relates to Taxes reflected or to be reflected in a Tax Return of the Indemnified Party, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this Section 7.04. If the Indemnifying Party does not so assume control of such defense within said 20 day period, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") shall be entitled to participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the Indemnified Party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable fees and expenses of counsel to the Indemnified Party being considered "Damages" for purposes of this Agreement. Except in a case of such conflict, the party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnified Party shall not agree to any settlement of or consent to the entry of any judgment arising from any suit or proceeding without the consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party.

         (d) Indemnity Response. Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (x) agree that the Indemnified Party is entitled to receive promptly all of the Claimed Amount, by check or by wire transfer), (y) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (z) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Response (if one has been provided) shall set forth in detail the basis for the objection.

         (e) Minimum Threshold For Indemnification. Notwithstanding any provision to the contrary contained in this Agreement:

                           (i) no party shall be obligated to indemnify any other party for any Damages pursuant to this Article VII unless the total of all Damages payable by such party shall equal, in the aggregate, Five Thousand Dollars ($5,000); provided, however, if such Damages do, in the aggregate, exceed Five Thousand Dollars ($5,000), then the Indemnifying Party shall be liable for the full amount of such Damages including such Five Thousand Dollars ($5,000); and

                           (ii) any amounts which any party hereto may be obligated to pay another party hereto shall be reduced by an amount equal to any insurance actually received by the Indemnified Party with respect to such Damages.

         (f) Subrogation. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VII, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.01. Effectiveness of Representations, Warranties and Agreements.

         (a) The representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

         (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule shall not be deemed an admission that such matter is material. No statement contained in any certificate or schedule required to be furnished by any party hereto pursuant to the provisions of this Agreement, including the Company Disclosure Schedule shall contain any untrue statement of material fact.

         SECTION 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally, against written receipt thereof, or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a) If to Parent, Merger Sub or Surviving Company:

                                    iVoice, Inc.
                                    750 Highway 34
                                    Matawan, New Jersey
                                    07747
                                    Attn: Jerry Mahoney
                                    Telecopy: (732) 441-7700
                                    Confirm: (732) 441-9895

                           With a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    1177 Avenue of the Americas
                                    New York, NY  10036
                                    Attn: Scott Rosenblum, Esq.
                                    Telecopy: (212) 715-8000
                                    Confirm: (212) 715-9100

         (b) If to the Company:

                                    Thomas Pharmaceuticals Ltd.
                                    320 West 22nd Street - Suite 3A
                                    New York, New York 10011
                                    Attn: Farris M. Thomas, Jr.
                                    Telecopy: (212) 253-0501
                                    Confirm: (212) 253-0008

                           With a copy to:

                                    Snow Becker Krauss P.C.
                                    605 Third Avenue - 25th Floor
                                    New York, New York 10158
                                    Attention: Jack Becker, Esq.
                                    Telecopy: 212-949-7052
                                    Confirm: 212-687-3860

         (c) If to the Shareholders, then to the address listed on the applicable Shareholder's counterpart signature page.

         SECTION 8.03. Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

         (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "dollars" or "$" means United States dollars;

         (e) "knowledge" or "best knowledge" means, with respect to any matter in question, that the Responsible Officers of the Company or Parent or Merger Sub, as the case may be, have or at any time had actual knowledge of such matters. "Responsible Officers" for purposes of this definition means the Chief Executive Officer, the President, any Executive or Senior Vice President or Corporate Vice President, the Chief Financial Officer or the General Counsel of any such person;

         (f) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto by at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.05. Waiver. Any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 8.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.07. Severability.

         (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 8.08. Entire Agreement. This Agreement, together with the other Transaction Documents, constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein.

         SECTION 8.09. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger Sub hereunder may be assigned to any wholly-owned, direct or indirect, subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

         SECTION 8.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Article VII (which is intended to be for the benefit of the indemnified persons identified therein and may be enforced by such indemnified persons).

         SECTION 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 8.12. Governing Law; Jurisdiction.

         (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

         (b) Each of the parties hereto submits to the exclusive jurisdiction of the state and federal courts of the United States located in the State of New York with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

         (c) Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of such court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than such court in the State of New York.

         SECTION 8.13. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.15. Performance of Obligations. Unless otherwise previously performed, Parent shall cause Merger Sub to perform all of its obligations set forth in this Agreement.


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                                      -40-

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                  IVOICE, INC.


                                   By _____________________________
                                            Name:
                                            Title:


                                   THOMAS PHARMACEUTICALS, LTD.
                                   (f/k/a iVoice Acquisition Corp.)


                                   By _____________________________
                                            Name:
                                            Title:


                                   THOMAS PHARMACEUTICALS LTD.


                                   By _____________________________
                                            Name:
                                            Title:


                                   ________________________________
                                   FARRIS M. THOMAS, JR.
                                   Address:
                                   320 West 22nd Street
                                   New York, New York 10011
                                   Fax:

                                   ________________________________
                                   JOHN E. LUCAS
                                   Address:
                                   1255 North Gulfstream Avenue
                                   Apartment 703
                                   Sarasota, Florida 34236
                                   Fax:

                                   ________________________________
                                   RICHARD C. BROGLE
                                   Address:
                                   8 Kenneth Lane
                                   Upper Montclair
                                   New Jersey 07043
                                   Fax:


                                   ________________________________
                                   NINA SCHWALBE
                                   Address:
                                   55 White Street
                                   New York, New York 10013
                                   Fax:


                                   ________________________________
                                   JOHN H. KIRKWOOD
                                   Address:
                                   2030 Union Street
                                   San Francisco
                                   California 94123
                                   Fax:


                                   ________________________________
                                   MAUREEN GILLESPIE
                                   Address:
                                   32 West 31st Street
                                   Studio 7
                                   New York, New York 10001
                                   Fax:





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